UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________________________
FORM 8-K
____________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 28, 2015
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MCG Capital Corporation
(Exact Name of Registrant as Specified in Charter)
____________________________

Delaware	0-33377	54-1889518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 19th Street North, 10th Floor, Arlington, VA	22209
(Address of Principal Executive Offices)	(Zip Code)
(703) 247-7500
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
____________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On April 28, 2015, MCG Capital Corporation, a Delaware corporation (“MCG” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with PennantPark Floating Rate Capital Ltd., a Maryland corporation (“PFLT”), PFLT Panama, LLC, a Delaware limited liability company and wholly-owned subsidiary of PFLT (“Merger Sub One”), PFLT Funding II, LLC, a Delaware limited liability company and wholly-owned subsidiary of PFLT (“Merger Sub Two” and together with Merger Sub One, the “Merger Subs”), and solely for certain limited purposes under the Merger Agreement, PennantPark Investment Advisers, LLC, a Delaware limited liability company and PFLT’s external investment adviser (the “Investment Adviser”). The Merger Agreement provides that, upon and subject to, the conditions set forth in the Merger Agreement, Merger Sub One will merge with and into MCG, with MCG continuing as the surviving company as a wholly-owned subsidiary of PFLT (the “Initial Merger”) and, immediately thereafter and as a single integrated transaction, MCG will merge with and into Merger Sub Two (the “Second Merger” and together with the First Merger, the “Merger”). The Merger Agreement has been approved by the board of directors of each of MCG and PFLT.
The stock and cash transaction is currently valued at approximately $175.0 million, or approximately $4.75 per MCG common share at closing.
In the Merger, each outstanding share of MCG common stock (including shares of restricted stock) will be converted into:

•	a number of shares of PFLT common stock (the “Exchange Ratio”) equal to $4.521 divided by the greater of:

◦	the net asset value per share of PFLT common stock (computed no more than 48 hours before the effective time of the Merger, excluding Sundays and holidays) (the “PFLT Closing NAV”); and

◦
the volume weighted average price per share (calculated to the nearest one-thousandth of one cent) of PFLT common stock on the NASDAQ Global Select Market for the consecutive period of ten trading days concluding at the close of trading on the second trading day immediately preceding the date of the effective time of the Merger (the “Merger Share Price”);

•	$0.226 in cash payable by the Investment Adviser; and

•	if the Merger Share Price is less than the PFLT Closing NAV, an amount in cash payable by the Investment Adviser equal to the lesser of:

◦	the Exchange Ratio multiplied by $0.25; and

◦	the Exchange Ratio multiplied by the amount by which the Merger Share Price is less than the PFLT Closing NAV.
Under no circumstance will the aggregate cash consideration exceed $11.339 million. No fractional shares of PFLT common stock will be issued, and holders of MCG common stock will receive cash in lieu of fractional shares.
Following the Merger, the size of the PFLT board of directors will be increased by two directors and two members of MCG’s board of directors, Richard Neu and Kenneth O’Keefe, will be added as a Class II director with a term expiring at PFLT’s 2016 annual meeting of stockholders and a Class III director with a term expiring at PFLT’s 2017 annual meeting of stockholders, respectively.
The Merger Agreement, which is included as Exhibit 2.1 to this current report on Form 8-K and incorporated herein by reference, contains customary representations and warranties and covenants of MCG and PFLT, including, among others, covenants relating to the operation of each of MCG’s and PFLT’s businesses during the period prior to the closing of the Merger. MCG and PFLT have agreed to convene and hold meetings of their stockholders for the purpose of obtaining the required approvals of MCG and PFLT’s stockholders, respectively, and have agreed to recommend that their stockholders approve their respective proposals.
The Merger Agreement provides that the Company may not solicit proposals relating to alternative transactions, or, subject to certain exceptions, enter into discussions or negotiations or provide information in connection with any proposal for an alternative transaction. However, the MCG board of directors may, subject to certain conditions, change its recommendation to the MCG stockholders, terminate the Merger Agreement and enter into an agreement with respect to a superior alternative proposal if it determines in good faith, after consultation with its counsel and financial advisors, that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties (taking into account any changes to the Merger Agreement proposed by PFLT).
Consummation of the Merger, which is currently anticipated to occur during the third quarter of 2015, is subject to certain customary closing conditions, including (i) requisite approvals of MCG stockholders and PFLT stockholders, (ii) the absence of certain legal impediments to the consummation of the Merger, (iii) effectiveness of the registration statement for the PFLT common stock to be issued as consideration in the Merger and (iv) subject to certain exceptions, the accuracy of the representations and warranties and compliance with the covenants of each party to the Merger Agreement.
The Merger Agreement also contains certain termination rights for MCG and PFLT, including if the Merger is not completed on or before January 28, 2016 or if the requisite approvals of MCG stockholders or PFLT stockholders are not obtained. The Merger Agreement also provides that, upon the termination of the Merger Agreement under certain circumstances, MCG may be required to pay PFLT, or PFLT may be required to pay MCG, a termination fee of $7.0 million.
The Merger Agreement provides that all severance payments and benefits due under the applicable Company benefit plans (based upon a termination without “cause” or “qualifying termination,” as applicable) shall be paid in full in a lump sum to each employee and former employee of the Company (including the Company’s named executive officers) upon the closing of the Merger, consistent with applicable law.
The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated into this Current Report on Form 8-K by reference. The exhibits and schedules to the Merger Agreement have been omitted from the attached Exhibit 2.1. Upon request, MCG shall furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission (the “SEC”).
The representations and warranties and covenants set forth in the Merger Agreement have been made only for the proposes of such agreement and were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any factual information regarding the parties to the Merger Agreement or their respective businesses.

Item 8.01.	Other Events.
On April 29, 2015, MCG and PFLT issued a joint press release announcing the entry into the Merger Agreement. The text of the press release is included as Exhibit 99.1 to this Form 8-K and is incorporated by reference hereto.
IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
This communication is being made in respect of the proposed business combination involving MCG and PFLT. In connection with the proposed transaction PFLT plans to file with the SEC a Registration Statement on Form N-14 that includes proxy statements of PFLT and MCG and that also constitutes a prospectus of PFLT and MCG. The definitive Joint Proxy Statement/Prospectus will be mailed to stockholders of MCG and PFLT, respectively. INVESTORS AND SECURITY HOLDERS OF PFLT AND MCG ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN

THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.
Investors and security holders will be able to obtain free copies of the Registration Statement and Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC by each of MCG and PFLT through the web site maintained by the SEC at www.sec.gov. Free copies of the Registration Statement and Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC can also be obtained on MCG’s website at www.mcgcapital.com and on PFLT’s website at www.pennantpark.com.
PROXY SOLICITATION
MCG, PFLT and their respective directors, executive officers and certain other members of management and employees may be participants in the solicitation of proxies in respect of MCG and PFLT stockholders in favor of the acquisition. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the MCG and PFLT stockholders in connection with the proposed acquisition will be set forth in the Joint Proxy Statement/Prospectus when it is filed with the SEC. You can find information about PFLT’s executive officers and directors in its definitive proxy statement filed with the SEC on November 26, 2014. Information regarding MCG’s directors and executive officers is contained in MCG’s Form 10-K/A filed with the SEC on April 29, 2015. A more complete description will be available in the Registration Statement and the Joint Proxy Statement/Prospectus. You can obtain free copies of these documents from MCG and PFLT in the manner set forth above.
SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS
Statements in this document regarding the proposed transaction between PFLT and MCG, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about PFLT’s or MCG’s managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of applicable securities laws. Any statements that are not statements of historical fact (including statements containing the words “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms), should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the transaction, on the timeline or at all; the ability to realize anticipates benefits of the transaction; the effect that the announcement or consummation of the transaction may have on the trading price of either MCG or PFLT common stock; the combined company’s plans, expectations, objectives and intentions; and the other factors described in PFLT’s and MCG’s Annual Reports on Form 10-K for the years ended September 30, 2014 and December 31, 2014, respectively, and their most recent quarterly reports filed with the SEC. PFLT and MCG disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

Item 9.01.	Financial Statements and Exhibits.
(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger
99.1	Press release dated April 29, 2015
*Certain exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCG CAPITAL CORPORATION

Date:	April 29, 2015	By:	/s/ Beverly Jane Alley
Beverly Jane Alley
Chief Financial Officer